CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)

                                                                       Filed by:

                             INVESTMENT AGENTS, INC.
                             _______________________
                               Name of Corporation



                  We the undersigned, PAMELA RAY STINSON, PRESIDENT and
                                      _____________________________
                                      (President or Vice President)

  RAYMOND ROBERT ACHA, SECRETARY            of         INVESTMENT AGENTS, INC.
__________________________________                     _______________________
(Secretary or Assistant Secretary)                      (Name of Corporation)

do hereby certify:

     A. That the Board of Directors of said corporation at a meeting duly convened, held on the 21st day of November, 2002, adopted resolutions to amend the original articles of incorporation as follows:

     RESOLVED: That the Articles of Incorporation be amended as it relates to Article FIRST, to read, in full, as follows:

        FIRST: The name of the corporation is: CITY NETWORK, INC.


     RESOLVED: That the Articles of Incorporation be amended as it relates to Article FOURTH, to read, in full, as follows:


        FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of Common Stock at $.001 par value and Fifty Million (50,000,000) shares of Serial Preferred Stock at $0.01 par value. Upon the amendment of this Article Fourth, each issued and outstanding share of Common Stock shall remain issued and outstanding.

        A. Common Stock. The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

        Each share of Common Stock shall entitle the holder thereof to one vote on any matter submitted to a vote of or consent of holders of Common Stock. Subject to the provisions of applicable law and this Article Fourth, any dividends paid or distributed on or with respect to the


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        Common Stock of the corporation shall be paid or distributed ratably to the holders of its Common Stock; subject, however, to the rights and preferences of the Serial Preferred Stock, if any. In the event of any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and any amounts to which the holders of any Serial Preferred Stock shall be entitled, as hereinafter provided, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the corporation.

        B. Preferred Stock. Subject to the terms and provisions of this Article Fourth, the Board of Directors is authorized to provide from time to time for the issuance of shares of Serial Preferred Stock in series and to fix and determine from time to time before issuance the designation and relative rights and preferences of the shares of each series of Serial Preferred Stock and the restrictions or qualifications thereof, including, without limiting the generality of the foregoing, the following:

        (1) The series designation and authorized number of shares;

        (2) The dividend rate and the date or dates on which such dividends will be payable;

        (3) The amount or amounts to be received by the holders in the event of voluntary or involuntary dissolution or liquidation of the corporation;

        (4) The price or prices at which shares may be redeemed, if any, and any terms, conditions, limitations upon such redemptions;

        (5) The sinking fund provisions, if any, for redemption or purchase of shares; and

        (6) The terms and conditions, if any, on which shares may be converted at the election of the holders thereof into shares of other capital stock, or of other series of Serial Preferred Stock, of the corporation.

        C. The holders of the shares of Common Stock or Serial Preferred Stock shall not be entitled to cumulative voting on any matter.

     B. The number of shares of the corporation outstanding and entitled to vote on the amendments to the Articles of Incorporation is 1,970,000; that the said changes and amendments have been consented to and approved (by consent of stockholders in lieu of meeting) by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


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     I declare under penalty of perjury that the foregoing is true and correct.

Executed this____ day of December, 2002 at Hesperia, California.





                                                 ________________________
                                                 Pamela Ray Stinson
                                                 President


                                                 ________________________
                                                 Raymond Robert Acha
                                                 Secretary